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                                PROMISSORY NOTE                   Exhibit 10.17

Santa Maria, California                               Principal Amount: $20,000
                                                                  May 17, 1999

FOR VALUE RECEIVED Gary Player Direct, Inc., a publicly held Delaware corporation, having an address of 2811 Airpark Drive, Santa Maria, California 93455 ("BORROWER"), unconditionally promises to pay to Michael Freilich, a California resident, or registered assigns, ("LENDER") Twenty Thousand Dollars ($20,000) together with interest thereon at a rate of 15% per annum from the date hereof.

1. Payments; Maturity Date. The principal and interest of this Note shall be payable no later than 30 days from the date hereof (the "MATURITY DATE"). All payments shall be sent to Lender's address as set forth in the Loan Agreement, or such address as later specified by Lender or any successor in writing to Borrower.

2. Shares. The Lender shall receive Seven Thousand Five Hundred (7500) shares of Common Stock of Borrower.

3. Application of Payment. All payments made under this Note shall be applied first against payment of interest accrued to the date of any payment and then against principal due.

                                        BORROWER:
                                        Gary Player Direct, Inc.

                                        By: /s/ A.J. Cervantes
                                           ____________________________
                                           A.J. Cervantes, President
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                            [GARY PLAYER LETTERHEAD]


June 22, 1999

Michael I. Freilich, M.D.
8737 Beverly Blvd., Suite 403
Los Angeles, CA 90048

     RE: Loan Agreement

Michael:

This will confirm our agreement with respect to a certain loan (the "Loan") in the aggregate amount of $20,000 made by you, as Lender to Gary Player Direct, Inc. ("Borrower"). We have agreed as follows:

1.   The Maturity date of the Loan is extended for 30 days;

2. Borrower will issue Five Thousand shares (5000) of Borrower's Common Stock as additional consideration.

If the foregoing confirms our agreement, please execute where indicated below. On receipt of this agreement, Borrower will cause the issue of the Common Stock certificate. Please return the executed acknowledgment to 805.348.0104.

Sincerely,


By:   /s/ A.J. Cervantes
      _____________________

      President
Its:  _____________________

ACKNOWLEDGED AND AGREED
THIS ____ DAY OF June, 1999


/s/    Michael Freilich
__________________________

Michael Freilich
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                            Gary Player Direct, Inc.
                          701 Aerovista Place, Suite B
                           San Luis Obispo, CA 93401

August 16, 1999

Michael I. Freilich, M.D.
8737 Beverly Blvd., Suite 403
Los Angeles, CA 90048

     Re: Loan Agreements

Michael:

This will confirm our agreement with respect to two loans (the "Loans") in the aggregate amount of $45,000 made by you, as lender, to Gary Player Direct, Inc. ("Borrower"), one in the principal amount of $25,000 (the "Initial Loan") and one in the principal amount of $20,000 (the "Second Loan"). We have agreed as follows:

1.   The Maturity date of the Initial Loan is extended to September 6, 1999;

2.   The Maturity date of this Second Loan is extended to September 1, 1999;

3. As consideration for the extension of the Maturity dates, Borrower will issue a total of Seventeen Thousand shares (17,500) of Borrower's Common Stock as additional consideration. These shares represent shares which are being issued in addition to the shares issued pursuant to the original investment.

If the foregoing confirms our agreement, please execute where indicated below. On receipt of this agreement, Borrower will cause the issue of one Common Stock certificate representing the aggregate shares due to you. Please return the executed acknowledgment to 805.348.0104.

Sincerely,

                                        ACKNOWLEDGED AND AGREED
                                        THIS   DAY OF August, 1999

                                        /s/ Michael Freilich
                                        --------------------------
                                        Michael Freilich

By: /s/ A.J. Cervantes
    ----------------------
    Its: President
         -----------------

cc: Norman Kunin
    Brian McPherson
    Barbara Nunez
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                            GARY PLAYER DIRECT, INC.
                             710 AEROVISTA, SUITE B
                           SAN LUIS OBISPO, CA 93401



September 13, 1999


Michael I. Freilich, M.D.
8737 Beverly Blvd., Suite 403
Los Angeles, CA 90048

RE:  Modification of $25,000 and $20,000 Promissory Notes

Dear Michael:

This will confirm our understanding, more formally referred to as the Modification Agreement, with respect to the above referenced loans (the "Loans") in the aggregate principal amount of Forty Five Thousand Dollars ($45,000) made by Michael I. Freilich ("Lender") to Gary Player Direct, Inc. ("Borrower"). We have agreed as follows:

1.   The Maturity Date of the Loans shall be extended to November 15, 1999;

2. As consideration for the extension of the Maturity Dates, Borrower will issue an additional Two Thousand Five Hundred (2,500) shares of Borrower's Common Stock (the "Additional Extension Shares") as additional consideration. These Additional Extension Shares are being issued in addition to the shares issued pursuant to the original Loans and prior extension agreements which aggregate Twenty Two Thousand Five Hundred (22,500) shares. As a result, it is expressly understood between Lender and Borrower an aggregate Twenty Five Thousand (25,000) additional shares is due to Lender as consideration for the Loans. It is also expressly understood between Lender and Alfonso J. Cervantes, individually, that his personal guarantee of the Loans will be in full force and effect until such time as the Loans and all consideration are paid in full.

If the foregoing confirms our understanding, please execute where indicated below. Upon receipt of this Modification Agreement, Borrower will cause the issuance of common stock certificate representing the aggregate shares.

Sincerely,

Gary Player Direct, Inc.                     Acknowledged and Agreed


/s/ Alfonso J. Cervantes                     /s/ Michael I. Freilich MD
--------------------------------             ------------------------------
By: Alfonso J. Cervantes, Jr.,               Michael I. Freilich


/s/ Alfonso J. Cervantes
---------------------------------
Alfonso J. Cervantes, individually